UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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BIOLASE, INC.

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BIOLASE Urges Stockholders to Vote Today “FOR” the Reverse Stock Split

The Adjourned BIOLASE Special Meeting Reconvenes Tuesday, February 16, 2021

FOOTHILL RANCH, Calif., Feb. 1, 2021 /PRNewswire/ — BIOLASE, Inc. (NASDAQ: BIOL), the global leader in dental lasers, encourages stockholders to vote their shares with respect to the adjourned special meeting of stockholders initially held on January 22, 2021 (the “Special Meeting”), which will reconvene on Tuesday, February 16, 2021. Stockholders are urged to vote TODAY.

Vote “FOR” the Reverse Stock Split.

At the time the Special Meeting was originally convened, there were insufficient votes to approve Proposal 1, which sought approval to amend the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock and reduce the authorized shares of common stock at a ratio of 1-for-25, if and when determined by the Company’s board of directors. The meeting was adjourned to allow additional time to solicit additional proxies with respect to this proposal.

The Special Meeting will reconvene on February 16, 2021 at 7:00 a.m. Pacific Time at the Company’s corporate headquarters. The record date for the Special Meeting has been changed from December 10, 2020 to January 25, 2021. Stockholders of record at the close of business on January 25, 2021 are entitled to vote at the Special Meeting.

BIOLASE stockholders can vote by following the easy instructions on the proxy card accompanying the proxy materials they receive in the mail. Whether or not they plan to attend the Special Meeting, stockholders are encouraged to vote now online or by telephone to ensure their shares are represented at the Special Meeting.

All previously cast votes associated with the Special Meeting, regardless of which voting method was used, will be valid for the Special Meeting, as long as such votes were cast by stockholders who are also stockholders of record on January 25, 2021. If you previously cast your vote and are also a holder of record on the January 25, 2021, you do not need to vote again unless you wish to change your vote.

All materials regarding the Special Meeting are available at https://ir.biolase.com/sec-filings/all-sec-filings.

Your Vote Is Important, No Matter How Many or How Few Shares You Own.

If you have questions about how to vote your shares, or need additional assistance, please contact the firm assisting BIOLASE in the solicitation of proxies:

Stockholders may call toll-free at 800-322-2885

Banks and brokers may call    212 -929-5500

Email: proxy@mackenziepartners.com

About BIOLASE, Inc.

BIOLASE is a medical device company that develops, manufactures, markets, and sells laser systems in dentistry and medicine. BIOLASE’s products advance the practice of dentistry and medicine for patients and healthcare professionals. BIOLASE’s proprietary laser products incorporate approximately 271 patented and 40 patent-pending technologies designed to provide biologically and clinically superior performance with less pain and faster recovery times. BIOLASE’s innovative products provide cutting-edge technology at competitive prices to deliver superior results for dentists and patients. BIOLASE’s principal products are revolutionary dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications. BIOLASE has sold over 41,200 laser systems to date in over 80 countries around the world. Laser products under development address BIOLASE’s core dental market and other adjacent medical and consumer applications.

For updates and information on Waterlase iPlus®, Waterlase Express™, and laser dentistry, find BIOLASE online at www.biolase.com, Facebook at www.facebook.com/biolase, Twitter at www.twitter.com/biolaseinc, Instagram at www.instagram.com/waterlase_laserdentistry, and LinkedIn at www.linkedin.com/company/biolase.

BIOLASE®, Waterlase® and Waterlase iPlus® are registered trademarks of BIOLASE, Inc.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties, including statements regarding anticipated fourth-quarter results. Forward-looking statements can be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and variations of these words or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect BIOLASE’s current expectations and speak only as of the date of this release. Actual results may differ materially from BIOLASE’s current expectations depending upon a number of factors. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business, and those other risks and uncertainties that are described, from time-to-time, in the “Risk Factors” section of BIOLASE’s annual reports filed on Form 10-K with the Securities and Exchange Commission. Except as required by law, BIOLASE does not undertake any responsibility to revise or update any forward-looking statements.

For further information, please contact:

BIOLASE, Inc.

John R. Beaver, Executive Vice President, Chief Financial Officer and Chief Operating Officer

833-BIOLASE

jbeaver@biolase.com

or

EVC Group, Inc.

Michael Polyviou/Todd Kehrli

(732) 232-6914

mpolyviou@evcgroup.com; tkehrli@evcgroup.com